EXHIBIT 5.1

JACKIE G. PRESTER
Direct Dial: 901.577.8114
Direct Fax: 901.577.0762
E-Mail Address: jprester@bakerdonelson.com

January 26, 2015

Board of Directors
First Horizon National Corporation
165 Madison Avenue
Memphis, Tennessee 38103

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Horizon National Corporation, a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares (the “Merger Shares”) of the Company’s common stock, par value $0.625 (the “Common Stock”), proposed to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated October 21, 2014, by and among the Company, TrustAtlantic Financial Corporation, a North Carolina corporation (“TrustAtlantic”), and First Horizon Merger Sub, LLC, a Tennessee limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), as amended by that certain Amendment to Agreement and Plan of Merger, dated December 16, 2014 (as amended, the “Merger Agreement”), pursuant to which TrustAtlantic will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”). Defined terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

In connection with this opinion, we have examined originals or copies of the following:

(i)	the Registration Statement;

(ii)	the Restated Charter of the Company, as amended and currently in effect;

(iii)	the Amended and Restated Bylaws of the Company, as currently in effect;

(iv)	the Merger Agreement;

(v)	certain resolutions of the Company’s Board of Directors;

(vi)	a certificate of good standing issued by the Secretary of State of the State of Tennessee, dated January 21, 2015; and

(vii)	such other such agreements, instruments, certificates and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.

Board of Directors
First Horizon National Corporation

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the certifications of officers and public officials, and statements of fact, on which we are relying, and have made no independent investigations thereof. We have further assumed that (i) the shareholders of TrustAtlantic will have approved each of the proposals described in the Registration Statement, and (ii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms of the Merger Agreement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, we are of the opinion that when the Registration Statement has been declared effective by the Commission and the Merger Shares have been issued and delivered at the Effective Time in accordance with, and for the consideration stated in the Merger Agreement, the Merger Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following qualifications and limitations:

(i)	The opinions set forth herein are limited to the federal laws of the United States and the laws of the State of Tennessee, and we do not express any opinion herein concerning any other law.

(ii)

The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion letter has been prepared solely for your use in connection with the Registration Statement. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Jackie G. Prester Jackie G. Prester Authorized Representative